Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-229171 on Form S-8 of our report dated April 15, 2019, relating to the financial statements of CooTek (Cayman) Inc., its subsidiaries and its variable interest entities (“the Group”), appearing in this Annual Report on Form 20-F of CooTek (Cayman) Inc. for the year ended December 31, 2018.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 15, 2019